Exhibit 3.2

AMENDED REGULATIONS
OF
THE TIMKEN COMPANY

ARTICLE I

SHAREHOLDERS’ MEETINGS
SECTION 1. Annual Meeting
The annual meeting of shareholders for the election of Directors and for the consideration of such other business as may come before the meeting shall be held on the third Tuesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or on such other date as may from time to time be fixed by the Directors. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose.
SECTION 2. Special Meetings
Special meetings of shareholders may be called by the Chairman of the Board or the President or by a majority of the Directors acting with or without a meeting or by any person or persons who hold of record not less than fifty percent of all the shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.
Upon request in writing by registered mail or delivered in person by any person or persons entitled to call a meeting of shareholders to the Chairman of the Board, the President or the Secretary, such officer shall forthwith cause notice of the meeting to be given to the shareholders entitled to notice of such meeting in accordance with these Regulations. If such notice shall not be given within twenty days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.
SECTION 3. Place of Meetings
Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

SECTION 4. Notice of Meetings
Not more than eighty days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by the Chairman of the Board, the President, a Vice President, or the Secretary (or in case of their refusal, by the person or persons entitled to call the meeting under the provisions of these

Exhibit 3.2

Regulations). Such notice shall be served upon or mailed to each shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.
SECTION 5. Shareholders Entitled to Notice and to Vote
The Directors may fix a record date for the determination of shareholders entitled to notice of, or entitled to vote at, any meeting of shareholders. Such record date shall not be more than one hundred days preceding the date of the meeting of shareholders and shall not be a date earlier than the date on which the record date is fixed.
SECTION 6. Inspectors of Election-List of Shareholders
Inspectors of Election may be appointed to act at any meeting of shareholders in accordance with statute.
At any meeting of shareholders a list of shareholders, alphabetically arranged, showing their respective addresses and the number and classes of shares held by each on the record date applicable to such meeting shall be available for inspection on the request of any shareholder.
SECTION 7. Quorum
To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy the holders of record of shares entitled to exercise not less than fifty percent of the voting power of the Corporation in respect of anyone of the purposes for which the meeting is called.
The shareholders present in person or by proxy, whether or not a quorum is present, may by a majority of the shares represented at the meeting and entitled to be voted thereat adjourn the meeting from time to time without notice other than by announcement at the meeting.

SECTION 8. Voting
In all cases, except as otherwise provided by statute or the Articles of Incorporation or the Regulations of the Corporation, a majority of the votes cast shall control.
SECTION 9. Reports to Shareholders
At the annual meeting, or any other meeting held in lieu of it, the Corporation shall lay before the shareholders a financial statement as required by statute.
SECTION 10. Action without a Meeting

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Any action which may be taken at a meeting of shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose.
ARTICLE II

BOARD OF DIRECTORS
SECTION 1. Election, Number and Term of Office
Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose. Except as otherwise provided in these Regulations, a Director shall hold office until the next succeeding annual meeting and until his successor shall be elected and qualified, or until his earlier resignation, death or removal from office.
At any meeting of shareholders at which Directors are to be elected, only persons may be nominated as candidates with respect to whom proxies have been solicited from the holders of shares entitled to be voted at the meeting; provided that if any such candidate is unable, for any reason, to accept such nomination or to serve as a Director, another person may be substituted as a nominee, or the number of nominees may be reduced to such extent as deemed advisable, by the Directors then in office or the approval of a majority of votes cast.
Until changed in accordance with the provisions of statute, the Articles or the Regulations, the number of Directors of the Corporation shall be eleven. Without amendment of these Regulations, the number of Directors may be changed to not less than nine nor more than eighteen by the approval of a majority of votes cast at a meeting called to elect Directors. No reduction in the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.
Until the 2013 annual meeting of shareholders, the Directors shall be divided into three classes, designated as Class I, Class II and Class III, each class consisting of not less than three Directors nor more than six Directors each. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors. Each class or Director of any class being elected at any election of Directors held prior to the 2013 annual meeting of shareholders shall be separately elected.
At the 2010 annual meeting of shareholders, Directors elected for Class I shall hold office for a term of three years expiring at the 2013 annual meeting of shareholders and thereafter until their successors shall be elected and duly qualified. At the 2011 annual meeting of shareholders, Directors elected for Class II shall hold office for a term of two years expiring at the 2013 annual meeting of shareholders and thereafter until their successors shall be elected and duly qualified. At the 2012 annual meeting of shareholders, Directors elected for Class III shall hold office for a term of one year expiring at the 2013 annual meeting of shareholders and thereafter until their successors shall be elected and duly qualified. At each election of Directors after the 2012 annual meeting of shareholders, each Director shall be elected to hold office until the next annual meeting of shareholders and thereafter until his successor shall be elected and duly qualified.
The number of Directors fixed as provided in this Section may be increased or decreased by the Directors and the number of Directors as so changed shall be the number of Directors until further changed in accordance with this Section, provided that the Directors shall not increase the number of

Exhibit 3.2

Directors to more than eighteen or decrease the number of Directors to fewer than nine. If the number of Directors is changed prior to the 2013 annual meeting of shareholders, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.
SECTION 2. Vacancies
Any vacancy or vacancies among the Directors may be filled by the Directors then in office. Until the 2013 annual meeting of shareholders, any Director elected to fill a vacancy may be elected for the term remaining for the Directors of any class, provided that each class shall continue to consist of not less than three Directors and the number of Directors in each class shall continue to be as nearly equal as possible. From and after the 2013 annual meeting of shareholders, any Director elected to fill a vacancy shall be elected until the next succeeding annual meeting of shareholders and thereafter until his successor shall be elected and duly qualified.
SECTION 3. Removal
A Director may be removed from office, as permitted by statute, by the Directors then in office or by the vote of the holders of a majority of the shares entitled to be voted to elect Directors in place of those to be removed. For the purpose of determining “the Directors then in office”, the Director whose removal is proposed will not be deemed to be a Director, nor will such Director be entitled to vote thereon.
SECTION 4. Meetings
Meetings of the Directors may be called by the Chairman of the Board, the President, any Vice President, the Secretary, or by not less than one-third of the Directors then in office. Meetings of the Directors may be held at any place within or without the state of Ohio. Notice of the time and place of such meetings shall be served upon or telephoned to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at least forty-eight hours, before the time of the meeting. Such notice may be waived in writing by any Director, either before or after the meeting. Attendance at the meeting by a Director without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall constitute waiver of such notice by such Director.
SECTION 5. Quorum
A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting. Except as otherwise provided by statute or by these Regulations, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Directors. In the absence of a quorum, a majority of Directors present may adjourn any meeting from time to time without notice until a quorum is present.
SECTION 6. Committees
The Directors may from time to time create a committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors, except as limited by statute.
In particular, the Directors may create from its membership and define the powers and duties of an Executive Committee of not less than three members. Except to the extent that its powers are limited

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by the Directors or by statute, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise under the control and direction of the Directors all of the powers of the Directors in the management and control of the business of the Corporation regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.
Unless otherwise provided by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.
SECTION 7. Compensation
Directors and members of any committee of the Directors shall receive such compensation, which may be either a specified sum payable at intervals, and/or a fixed sum for attendance at each Directors or committee meeting or as otherwise determined by the Directors. No Director and no member of any committee of the Directors shall be disqualified from being counted in the determination of a quorum at any meeting of either the Directors or a committee by reason of the fact that matters affecting his own compensation as a Director, member of a committee, an officer or employee are to be determined. Nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving proper compensation for such service.
ARTICLE III

OFFICERS
SECTION 1. Officers
The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Treasurer, all of whom shall be elected by the Directors. The Corporation may also have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Directors may deem necessary, all of whom shall be elected by the Directors.
SECTION 2. Authority and Duties of Officers
The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Directors, regardless of whether such authority and duties are customarily incident to such office.
ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OTHERS
SECTION 1. Indemnification
The Corporation shall indemnify, to the fullest extent then permitted by law, any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or

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proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine; and provided, further, that the Corporation shall not be required hereby to indemnify any person with respect to any action, suit or proceeding that was initiated by such person unless such action, suit or proceeding was initiated by such person to enforce any rights to indemnification arising hereunder and such person shall have been formally adjudged to be entitled to indemnity by reason hereof. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders or of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent at the Corporation, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 2. Insurance
The Corporation may, to the full extent then permitted by law, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article IV against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.
SECTION 3. Indemnification Agreements
The Corporation may, to the fullest extent then permitted by law, enter into indemnification agreements with any person described in Section 1 of this Article IV.
ARTICLE V

MISCELLANEOUS
SECTION 1. Transfer and Registration of Certificates
The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof. In the event of a “control share acquisition”, as defined in the Ohio Revised Code, the Directors may refuse to transfer or redeem, and may deny voting and other shareholder rights appurtenant to, shares acquired or to be acquired in such an acquisition if by a two-thirds vote the Directors then in office shall determine that the “acquiring person statement”, as defined in the Ohio Revised Code, was not given in good faith, or that the proposed control share acquisition would not be in the best interests of the Corporation and its shareholders, or that the proposed control share acquisition could not be consummated for financial or legal reasons.
SECTION 2. Substituted Certificates

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Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or officers of the Corporation, and, if required by the Directors or officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.
SECTION 3. Voting Upon Shares Held by the Corporation
Unless otherwise ordered by the Directors, the Executive Committee may appoint the Chairman of the Board, the President or any officer of the Corporation to have full power and authority, in person or by proxy, on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.
SECTION 4. Corporate Seal
The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the word “Seal” stamped across the center.
SECTION 5. Articles to Govern
In case any provision of these Regulations shall be inconsistent with the Articles of Incorporation, the Articles of Incorporation shall govern.
SECTION 6. Amendments
These Regulations may be amended (i) to the extent permitted by Chapter 1701 of the Ohio Revised Code, by the Directors, or (ii) by the affirmative vote of the holders of record entitled to exercise a majority of the voting power on such proposal if such proposal has been recommended by a vote of the Directors then in office as being in the best interests of the Corporation and its shareholders.
SECTION 7. Emergency Regulations
The Directors may adopt emergency regulations, either before or during an emergency, as that term is defined in the Ohio Revised Code, or in any other relevant law in effect at the time of the adoption of the emergency regulations. Such regulations shall be operative only during an emergency, notwithstanding any different provisions elsewhere in these Regulations. The emergency regulations may include such provisions as are authorized by law. Unless otherwise provided by such emergency regulations, the special rules contained in the Ohio Revised Code shall be applicable during such an emergency, notwithstanding any different provisions elsewhere in these Regulations.